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                                 EXHIBIT 12 (a)

                              METRIS COMPANIES INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                             Year Ended December 31,
                                                                             -----------------------
                                                            2002          2001          2000          1999          1998
                                                          --------      --------      --------      --------      --------
Earnings (loss)  before income taxes, extraordinary loss
        and cumulative effect of accounting change: (1)   $    283      $287,915      $303,723      $261,982      $107,906

Fixed Charges: (1)
       Interest on indebtedness, and
         amortization of debt expense                      103,516       166,280       133,006        55,841        30,513
       Interest factor of rental expense                     7,930         7,274         6,023         3,706         2,134
                                                          --------      --------      --------      --------      --------
       Total fixed charges                                 111,446       173,554       139,029        59,547        32,647
                                                          --------      --------      --------      --------      --------
Total available earnings                                  $111,729      $461,469      $442,752      $321,529      $140,553
                                                          ========      ========      ========      ========      ========

Ratio of earnings to fixed charges                           1.00           2.66          3.18          5.40          4.31
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(1) As defined in Item 503(d) of Regulation S-K.